UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Eagle Pharmaceuticals, Inc. Amended and Restated Severance Benefit Plan

On December 10, 2019, the board of directors, or the Board, of Eagle Pharmaceuticals, Inc., or the Company, approved and adopted the Company’s Amended and Restated Severance Benefit Plan, or the Severance Plan, effective as of December 10, 2019. The Severance Plan provides severance and change in control benefits to the Company’s Chief Executive Officer, or CEO, and certain other designated Company employees, including the Company’s named executive officers, or NEOs, and supersedes and replaces the Company’s current Officer Severance Plan, or the Original Severance Plan, which was effective as of August 4, 2015, and unless otherwise indicated in Severance Plan, any other change in control or severance benefits previously maintained by the Company.

The significant terms of the Severance Plan for the CEO and the Company’s other NEOs include the following benefits upon an involuntary termination without cause or resignation for good reason: (1) a cash payment equal to a multiple of annual base salary (1.5x for the CEO and 1.0x for other NEOs, increased to 2.0x for the CEO and 1.5x for the other NEOs if such involuntary termination occurs in connection with a change in control); (2) an annual bonus payment, increased 2.0x for the CEO and 1.5x for the other NEOs if such involuntary termination occurs in connection with a change in control; (3) continued COBRA premium payments for a period of time following termination (18 months for the CEO and 12 months for the other NEOs, increased to 24 months for the CEO and 18 months for the other NEOs if such involuntary termination occurs in connection with a change in control); and (4) vesting acceleration of equity awards, as further detailed on the Severance Plan, and an extended time to exercise stock options. In addition, the Severance Plan provides for vesting acceleration of certain equity awards upon a change in control transaction or upon death or disability, as well as an extended period of time to exercise stock options following a death or disability.

The Severance Plan will terminate on the earlier of the satisfaction of the Company’s obligations under the Severance Plan or three years from its effective date.

The foregoing summary of the Severance Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Eagle Pharmaceuticals, Inc. Amended and Restated Severance Benefit Plan

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: December 16, 2019

By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer